                         SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC 20549

                                --------------------

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event)      August 26, 1997
                                       ----------------------------------------

                                 HARSCO CORPORATION
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

          Delaware                   1-3970                 23-1483991
----------------------------      ------------     ----------------------------
(State or other jurisdiction       (Commission           (I.R.S. Employer
      of incorporation)           File Number)            Identification
                                                              Number)

         Camp Hill, Pennsylvania                            17001-8888
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:       (717) 763-7064
                                                    ---------------------------


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ITEM 5.   Other Events.

On August 26, Harsco Corporation, FMC Corporation and The Carlyle Group announced the signing of a definitive agreement for the sale of United Defense, L.P. to The Carlyle Group for $850 million.

FMC is the managing general partner and 60% owner of United Defense, L.P. Harsco owns the balance of 40%. United Defense supplies ground combat and naval weapons systems for the U.S. and military customers around the world. United Defense had 1996 sales of $1 billion.

Included among the assets and liabilities which will be retained by Harsco in the transaction are the matters described in Notes to Consolidated Financial Statements, "Commitments and Contingencies" as filed under Form 10-Q for the period ended June 30,1997.

The transaction has been approved by the boards of directors of Harsco Corporation and FMC and is expected to be completed within 90 days.









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HARSCO CORPORATION FORM 8-K


Item 7(c) Exhibits

Exhibit                                                Document
Number                                                   Pages
-------                                                --------
99          Press release of the Company               1-2
              dated August 26, 1997.










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                                      SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HARSCO CORPORATION
                                        ------------------
                                           (Registrant)

Date: September 3, 1997                 By: /s/ Leonard A. Campanaro
      -----------------                     ------------------------
                                            Leonard A. Campanaro
                                            Senior Vice President and
                                            Chief Financial Officer




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                                EXHIBIT INDEX


Exhibit No.             Description

   99                   Press release of the Company dated
                        August 26, 1997.